EXHIBIT 99.1

Sharps Compliance Corp. Announces Resignation of John R. Grow

 * Mr. Grow to Remain a Member of the Board of Directors
 * Execution On U.S. Government Contract Ahead of Plan

HOUSTON, April 28, 2009 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (OTCBB:SCOM) ("Sharps" or the "Company"), a leading provider of cost-effective disposal solutions for medical and pharmaceutical waste generated outside the hospital setting, today announced the resignation of John "Randy" Grow as the Company's President and Chief Operating Officer, effective April 27, 2009. Mr. Grow will remain on the Company's Board of Directors.

Chairman and CEO, Dr. Burton J. Kunik commented, "Randy, who has served on our Board since 2005, stepped in as President and COO to enhance and support our senior management team as we prepared for and began to execute the major U.S. Government contract as well as a number of other significant opportunities and initiatives. With the successful launch of the U.S. Government program, Randy has decided to return to retirement and will continue to support us in his capacity as a Director."

U.S. Government Contract Ahead of Plan

The Company recently announced, that it was awarded a contract to provide its Sharps Medical Waste Management System ("Sharps(r)MWMS"(tm)) to an agency of the United States Government. The $40 million contract is expected to be executed over a five-year period. The Company received a purchase order for $28.5 million on February 1, 2009, for product and services to be provided during the first contract year ending February 1, 2010. The following four option years represent payment for program maintenance.

Dr. Kunik added, "Our management team is performing extremely well and ahead of schedule on our new government contract as well as other growth opportunities. We are successfully managing a much larger organization with many opportunities in all markets including government, pharmaceutical manufacturing, healthcare and retail pharmacy."

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance is a leading provider of cost-effective disposal solutions for medical and pharmaceutical waste generated outside the hospital setting. The Company's flagship product, the Sharps Disposal by Mail System(r), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps").

The Sharps(r)MWMS(tm), a Medical Waste Management System, is a comprehensive medical waste solution which includes an array of services and products necessary to effectively collect, store and dispose of medical waste outside of the hospital setting. The System, which is designed for rapid deployment, features the Sharps Disposal By Mail System(r) products combined with warehousing, inventory management, training, data and other services necessary to provide a comprehensive solution. The Sharps(r)MWMS(tm) is designed to be an integral part of governmental and commercial emergency preparedness programs.

The Company also offers a number of products specifically designed for the home healthcare market and products for the safe disposal of unused pharmaceuticals, RxTakeAway(tm). Sharps Compliance focuses on targeted growth markets such as the pharmaceutical, retail, commercial, and hospitality markets, as well as serving a variety of additional markets. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps as well as unused pharmaceuticals in the community setting.

As a fully integrated manufacturer providing customer solutions and services, Sharps Compliance's solid business model, with strong margins and significant operating leverage, and early penetration into emerging markets, uniquely positions the company for strong future growth.

More information on Sharps Compliance can be found on its website at: www.sharpsinc.com

Safe Harbor Statement

The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

CONTACT:  Sharps Compliance Corp.
          David P. Tusa, Executive Vice President, Chief Financial
           Officer & Business Development
          (713) 660-3514
          dtusa@sharpsinc.com

          Kei Advisors LLC
          Investor Relations
          Deborah Pawlowski
          (716) 843-3908
          dpawlowski@keiadvisors.com